AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON _________________
REGISTRATION NO. 333-119311

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
To
Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HouseRaising, Inc..
(Exact name of Registrant as specified in its charter)

North Carolina	56-2253025
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

4801 East Independence Boulevard, Suite 201 Charlotte, North Carolina 28212
(Address of Principal Executive Offices, including ZIP Code)

Amended 2004 Non-Qualified Stock Compensation Plan
(Full title of the plan)

Robert V. McLemore 4801 East Independence Boulevard, Suite 201 Charlotte, North Carolina 28212
(Name and address of agent for service)

(704) 532-2121
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

$.001 par value common stock	2,000,000	$0.32	(1)	$640,000	$81.09

TOTALS	2,000,000			$640,000	$81.09

(1)
This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(c) under the Securities Act of 1933, as amended, and is calculated on the basis of the average of the high and low prices reported on the OTC Bulletin Board as of June 29, 2006.

INCORPORATION BY REFERENCE
OF
EARLIER REGISTRATION STATEMENT

HouseRaising, Inc., a North Carolina corporation (the “Registrant”) previously registered 3,000,000 shares of Common Stock, par value $.001 per share, for issuance under its 2004 Non-Qualified Stock Compensation Plan (the “Plan”). The registration of such shares was effected on a Form S-8 Registration Statement filed with the Securities and Exchange Commission on September 28, 2004, bearing the file number 333-119311 (the “Initial Registration Statement”). The Registrant amended the Plan on April 6, 2005 to provide for the issuance thereunder of an additional 1,000,000 shares of Common Stock (the “First Amended Plan”), and amended the Initial Registration Statement pursuant to Amendment No. 1 to Registration Statement on Form S-8 (the “Amendment No. 1 to Form S-8”). The Registrant amended the Plan on July 28, 2005, to provide for the issuance thereunder of an additional 2,000,000 shares of Common Stock (the “Second Amended Plan”), and amended the Initial Registration Statement, to provide for the registration of 2,000,000 shares under this Amendment No. 2 to Form S-8. The Registrant amended the Plan on November 23, 2005, to provide for the issuance thereunder of an additional 2,000,000 shares of Common Stock (the “Third Amended Plan”), and amended the Initial Registration Statement to provide for the registration of 2,000,000 shares under this Amendment No. 3 to Form S-8. The Registrant hereby amends the Plan on July 3, 2006 to provide for the issuance thereunder of an additional 2,000,000 shares of Common Stock (the “Fourth Amended Plan”), and hereby amends the Initial Registration Statement, as amended, to provide for the registration of 2,000,000 shares under this Amendment No. 4 to Form S-8. It is being filed to register the additional 2,000,000 shares of Common Stock of the same class as those for which the Initial Registration Statement, as amended, and the Plan, as amended, is effective. Accordingly, pursuant to General Instruction E of Form S-8, the contents of the Initial Registration Statement, Amendment No. 1 to Form S-8, the First Amended Plan; Amendment No. 2 to Form S-8, the Second Amended Plan, and Amendment No. 3 to Form S-8 and the Third Amended Plan, are hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

5.1	Opinion and Consent of the Law Offices of Harold H. Martin, P.A.
10.1	Fourth Amended 2004 Non-Qualified Stock Compensation Plan
23.1	Consent of Traci J. Anderson, CPA
99.1	North Carolina General Statutes Section 55-8-51

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Charlotte, North Carolina, on July 3, 2006._.

HouseRaising, Inc.
(Registrant)

/s/ Gregory J. Wessling
Gregory J. Wessling
Chairman and CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Gregory J. Wessling Gregory J. Wessling	Chairman and CEO
/s/ Robert V. McLemore Robert V. McLemore	President and Director
/s/ Richard von Gnechten Richard von Gnechten	Chief Financial Officer
/s/ Christine M. Carriker Christine M. Carriker	Secretary, Treasurer and Director
/s/ Grant S. Neerings Grant S. Neerings	VP and Director
/s/ Daniel S. Fogel Daniel S. Fogel	Director
/s/ Elizabeth A. McLemore Elizabeth A. McLemore	Director